Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diamond Resorts International, Inc.
Las Vegas, Nevada
We hereby consent to the incorporation by reference in the Registration Statement No. 333-190087 on Form S-8 of Diamond Resorts International, Inc. of our reports dated February 25, 2015, relating to the consolidated financial statements and the effectiveness of Diamond Resorts International, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA LLP
Las Vegas, Nevada February 25, 2015

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